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                                                                    EXHIBIT 8(A)



                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                               NEW YORK, NY 10022



                                                                    May 25, 1994



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202
PLC Capital L.L.C.
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202



                          PROTECTIVE LIFE CORPORATION
                               PLC CAPITAL L.L.C.
                       REGISTRATION STATEMENT ON FORM S-3



Ladies and Gentlemen:



    We have acted as special counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital L.L.C., a Delaware limited liability company ("PLC Capital"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 33-52831), as amended (the "Registration Statement"), relating to the public offering of up to $175,000,000 in the aggregate of (i) debt securities representing unsecured obligations of Protective Life, (ii) shares of preferred stock of Protective Life, par value $1.00 per share and (iii) Cumulative Monthly Income Preferred Securities (the "Preferred Securities"), representing preferred limited liability company interests of PLC Capital. The proceeds of the offering of Preferred Securities (together with proceeds from the issuance of common limited liability company interests in PLC Capital and related capital contributions) may be loaned by PLC Capital to Protective Life and such loan may be evidenced by subordinated debentures of Protective Life, to be issued pursuant to a Subordinated Indenture to be entered into between Protective Life and AmSouth Bank N.A., as trustee. In addition, certain payment obligations of PLC Capital with respect to the
Preferred Securities will be guaranteed by a subordinated guarantee of Protective Life.



    In so acting, we have participated in the preparation of the original Limited Liability Company Agreement of PLC Capital, dated March 24, 1994, and the Certificate of Formation of PLC Capital.



    In connection with the issuance pursuant to the Registration Statement of the Series A Preferred Securities (as defined in the Registration Statement), you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed the due execution and delivery of the Amended and Restated Limited Liability Agreement substantially in the form of Exhibit 4(d) to the Registration Statement (the "L.L.C. Agreement"), that the L.L.C. Agreement is valid and enforceable in accordance with its terms and that PLC Capital will at all times comply with the Delaware Limited Liability Company Act and the terms of the L.L.C. Agreement. Our opinion addresses only the United States federal income tax considerations of general application relevant to a beneficial owner acquiring Series A Preferred Securities on their original issue at the original offering price who is (i) an individual citizen or a resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia or
(iii) an estate or trust subject to United States federal income taxation without regard to the source of its income.

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    Subject to the foregoing  and the qualifications  and limitations set  forth herein, the statements set forth in the Prospectus Supplement subject to completion dated May 25, 1994 relating to the issuance of the Series A Preferred Securities under the caption "Certain Federal Income Tax Considerations", to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton.



    This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.



    This opinion is addressed solely to you and no other person may rely on it, PROVIDED that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Considerations" and "Legal Opinions" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          /s/ DEBEVOISE & PLIMPTON